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CUSIP NO. 006516108                   13G                      PAGE 7 OF 8 PAGES
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                            EXHIBIT 1 TO SCHEDULE 13G
                    -----------------------------------------

                                FEBRUARY 13, 1997
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               MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT
             LIMITED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

                   MORGAN STANLEY ASSET MANAGEMENT LIMITED

BY:                /s/ Peter A. Nadosy
                   -------------------------------------------------------------
                   Morgan Stanley Asset Management Limited

                   Peter A. Nadosy /Director Morgan Stanley Asset Management Limited


                   MORGAN STANLEY GROUP INC.

BY:                /s/ Edward J. Johnsen
                   -------------------------------------------------------------
                   Morgan Stanley Group Inc.

                   Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated